Accountants' Consent






The Board of Directors
Synovus Financial Corp.:


We consent to the incorporation by reference in the Registration Statements (No. 33-35926, No. 33-56614, No. 33-40738, No. 33-39845, No. 2-93472, No. 2-94639,
No. 33-77900,  No.  33-77980,  No. 33-79518,  No.  33-89782,  No. 33-90630,  No.
33-90632, No. 33-91690, No. 33-60473, No. 33-60475 and 333-30937) on Form S-8 of
Synovus Financial Corp. of our report dated January 23, 1998, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Synovus Financial Corp.

                                   KPMG PEAT MARWICK LLP



Atlanta, Georgia
March 19, 1998


                              Accountants' Consent




The Board of Directors
Synovus Financial Corp.:

We consent to the incorporation by reference in the registration statement (No. 333-37403) on Form S-3 of Synovus Financial Corp. of our report dated January 23, 1998, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Synovus Financial Corp.
                                   KPMG PEAT MARWICK LLP



Atlanta, Georgia
March 19, 1998